                                                                Exhibit 10.52


                 AMENDMENT NO. 3, dated as of December 30, 1993, to the Credit
       Agreement dated as of June 29, 1993 (as amended as of June 30, 1993, September 1, 1993 and September 3, 1993, and as the same may further be amended, modified, supplemented or restated from time to time in accordance with its terms, the ``Credit Agreement''
                                                               ),  among  IMC
       Fertilizer,  Inc.,  a  Delaware  corporation  (the  ``Borrower''
                                                                      ),  IMC
       Fertilizer Group,  Inc.,  a  Delaware corporation,  the  lenders  party
       thereto   (the   ``
                         Lenders''), Citibank, N.A. (``Citibank''), as administrative agent, and Citibank, NationsBank of North Carolina, N.A. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., as co -agents for the Lenders.

                 WHEREAS, the Borrower desires to establish, as a wholly owned subsidiary, IMC Potash Corporation, a Delaware corporation, to purchase and hold up to $5,000,000 of Senior Subordinated Preferred Stock (the ``
        Preferred Stock'') of Ashta Chemicals, Inc., all as further described generally in the memorandum attached hereto as Exhibit A (the ``
        Preferred Stock Purchase'').

                 WHEREAS, the Borrower wishes to amend Sections 1.01, 5.02(e) and 5.02(f) of the Credit Agreement in order for the Borrower to consummate the Preferred Stock Purchase and hold the Preferred Stock as an Investment.

                 NOW THEREFORE, the parties hereto agree as follows:

                 1.   Unless  otherwise  specifically   defined  herein,   all
       capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

                 2. Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical order:

                      ``
                       ''Potash'' means IMC Potash Corporation, a Delaware
                 corporation and wholly owned Subsidiary of the Borrower.''

                 3. Section 5.02(e) of the Credit Agreement is hereby amended by deleting the ``and'' at the end of Section 5.02(e)(iv), by adding ``and'' at the end of Section 5.02(e)(v), and by adding the following Section 5.02(e)(vi):

                 ``
                  (vi) sales of inventory for  fair value by the  Borrower to
                 Ashta Chemicals, Inc., in consideration of which the Borrower will receive cash and Potash will purchase senior subordinated preferred stock of Ashta Chemicals, Inc., in an aggregate amount of such senior subordinated preferred stock not to exceed $5,000,000;''

                 4. Section 5.02(f) of the Credit Agreement is hereby amended by deleting the ``and''
                                      at the end of Section  5.0-2(f)(ii), by
       replacing the''
                     .'' on the sixth line of Section 5.02(f)(iii) with ``;'', and by adding the following Sections 5.02(f)(iv) and 5.02(f)(v):

                 ``
                  (iv) Investments by the Borrower in Potash in  an aggregate amount not to exceed $5,000,000; and

                 (v) Investments by Potash of an aggregate amount not to exceed $5,000,000 of senior subordinated preferred stock for Ashta Chemicals, Inc.''

                 5. This amendment shall be applicable solely to the matters specified in paragraphs 2, 3 and 4 hereof.

                 6. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to ``this Agreement''
                 , ``hereunder'', ``hereof''
                                            or words of like import referring
       to the Credit Agreement, and each reference in the other Loan Documents to ``the Credit Agreement'', ``thereunder'', ``thereof'' or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby in all respects ratified and confirmed.

                 7. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Administrative Agent or the Co-Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                 8. This Amendment shall be deemed effective only upon due execution and delivery of counterparts of this Amendment to the Administrative Agent by the Borrower, the Guarantor and the Required Lenders.

                 9. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to the Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                 10. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunder duly authorized as of the date first above written.

                                IMC FERTILIZER, INC. as
                                  Borrower

                                By  ALLEN C. MILLER
                                    ----------------------------------
                                    Name:  Allen C. Miller
                                    Title: Vice President

                                IMC FERTILIZER GROUP, INC., as Guarantor

                                By  ALLEN C. MILLER
                                    -----------------------------------
                                    Name:  Allen C. Miller
                                    Title: Vice President

                                CITIBANK, N.A., as Administrative Agent,
                                  Co-Agent and a Lender

                                By  JAMES N. SIMPSON
                                    -----------------------------------
                                    Name:  James N. Simpson
                                    Title: Citibank, N.A. Attorney-In-Fact

                                COOPERATIVE CENTRALE RAIFFEISEN-
                                  BOERENLEENBANK B.A., as Co-Agent and a
                                  Lender

                                By  JOANNA M. SOLOWSKI
                                    -----------------------------------
                                    Name:  Joanna M. Solowski
                                    Title: Vice President

                                By  AUGUST BRAAKSMA
                                    -----------------------------------
                                    Name:  August Braaksma
                                    Title: Vice President

                                NATIONSBANK OF NORTH CAROLINA, N.A.
                                  as Co-Agent and a Lender

                                By  CHRISTOPHER B. TORIE
                                    -----------------------------------
                                    Name:  Christopher B. Torie
                                    Title: Senior Vice President

                                ARAB BANKING CORPORATION, as a Lender

                                By  GRANT E. McDONALD
                                    -----------------------------------
                                    Name:  Grant E. McDonald
                                    Title: Vice President

                                                         EXHIBIT A

                                                                  Draft Dated
                                                            December 14, 1993

                                PROPOSED PURCHASE OF
                $5 MILLION OF SENIOR SUBORDINATED PREFERRED STOCK OF
                                ASHTA CHEMICALS, INC.

                 Ashta Chemicals, Inc. (``Ashta'') is a major potash customer of IMC Fertilizer, Inc. (``IMC''
                                         ).   Ashta  was  the  subject  of  a
       leveraged buyout in 1989 and has been in and out of financial difficulty since that time. Ashta is currently in default under a $65,000,000 secured credit facility from General Electric Capital Corporation (``
                     GECC'') and has been negotiating w ith GECC in an effort to restructure its debt.

                 To help keep Ashta's potash business, IMC would like to grant Ashta a $7.50 per ton price concession for potash purchased from IMC, such price concession to be made in the form of an investment in Ashta senior subordinated preferred stock.

                 The preferred stock investment would be made by a special purpose subsidiary of IMC and would be an integral part of a proposed debt restructuring for Ashta the basic structure of which is as follows:

                 $22 million of secured credit from GECC provided through a lending partnership;

                 $15 million of senior preferred stock issued to a lending partnership and held for the benefit of GECC;

                 $5 million of senior subordinated preferred stock issued to a special purpose subsidiary of IMC;

                 $5 million of junior subordinated preferred stock issued to a lending partnership and held for the benefit of GECC.



                 The purchase of Ashta's senior subordinated preferred stock by the special purpose subsidiary of IMC would be made as follows:

                 For each ton of potash purchased by Ashta from IMC during the period commencing November 1, 1992 and ending October 31, 1997 IMC's subsidiary (using funds contributed by IMC) would purchase $7.50 of Ashta senior subordinated preferred stock up to a maximum of $5,000,000 of senior subordinated preferred stock. IMC's subsidiary would make an initial purchase of up to $1,500,000 of senior subordinated preferred stock in December 1993 - approximately $750,000 of that initial purchase would recognize potash purchases made by Ashta through December 1993 and would be paid in the form of cash. The remaining amount of that initial purchase would be in anticipation of potash purchases Ashta would be required to make from January 1994 through February 1995 (and for which Ashta would make a cash downpayment) and would be paid in the form of cash.

                 The senior subordinated preferred stock would have a par value of $1,000 per share and would yield a cumulative quarterly dividend at the rate of 6% per annum. The senior subordinated preferred stock would be redeemed in 8 equal quarterly installments commencing June 30, 2000 and ending March 31, 2003 subject to Ashta having funds legally available for such redemption.

                                       * * * *

                 The proposed purchase of Ashta senior subordinated preferred stock is, essentially, a $7.50 per ton price concession in a form that makes it possible for IMC to recapture the price concession (with interest) at a later date. Additionally, the proposed purchase of Ashta senior subordinated preferred stock will aid Ashta in restructuring its debt and thereby help ensure Ashta's vitality as a major consumer of potash into the future.